UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2025

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713- 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Mary K. Lawler, age 60, to the Board, effective November 1, 2025. Ms. Lawler was appointed to a term ending at the Company’s next annual meeting of shareholders to be held in 2026.

Ms. Lawler is the Senior Vice President, Chief Human Resources Officer of Illinois Tool Works Inc. (NYSE: ITW), a global manufacturer of a diversified range of industrial products and equipment. Ms. Lawler joined ITW in October 2014 and previously served as Executive Vice President, Human Resources for GATX Corporation. Prior to joining GATX, she held a wide range of positions in operations, human resources, and law with Tribune Media (formerly Tribune Company). Ms. Lawler began her professional career as an attorney in private practice. Ms. Lawler graduated with a bachelor’s degree in history from the College of the Holy Cross and received a Juris Doctor from the University of Notre Dame.

There is no arrangement or understanding between Ms. Lawler and any other person pursuant to which Ms. Lawler was selected as a director. Since November 1, 2023, Ms. Lawler has not had any direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K. There are no family relationships between Ms. Lawler and any other director or executive officer of the Company.

In conjunction with her appointment, the Board has appointed Ms. Lawler to the Board’s Compensation & Management Development and Nominating & Corporate Governance Committee. Ms. Lawler will be compensated for her service as a director and committee member pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines and more fully discussed in the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on January 28, 2025 (the “2025 Proxy”). Pursuant to this standard compensation practice and as more fully described in the 2025 Proxy, Ms. Lawler is receiving an annual grant of Restricted Stock Units on November 3, 2025, the first business day of the Company’s fiscal year. The Company also intends to enter into an indemnification agreement with Ms. Lawler in the same form as the Company’s standard indemnification agreement with its other directors, which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 29, 2008.

The foregoing is qualified by reference to the Press Release announcing Ms. Lawler’s appointment as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1.	Press release dated October 28, 2025.

Exhibit 104.	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

October 28, 2025	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary